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                                                                   EXHIBIT 10.43

                                 SEQUENOM INC.

                FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          This Agreement is entered into between Sequenom, Inc. a Delaware corporation (the "Company") and Andi Braun (the "Employee") on August 1, 2000 (the "Effective Date"). In consideration of, and as a condition of Employee's employment by Company, and of the compensation to be paid to Employee by Company, and in recognition of the fact that Employee will have access to the Company's confidential, proprietary, and trade secret information, Company and Employee agrees to the terms and conditions set forth in this agreement as follows:

          1. Employment Status. Employee will accept the position of Chief Medical Officer and will perform for the Company such duties as may be designated by the Company from time to time. Employee agrees that Employee's employment with the Company is on an at will basis, is for no specified term and may be terminated by the Company at any time, with or without Cause (as defined in Section 10(c) herein) in accordance with section 10 of this agreement. Similarly, Employee may terminate employment with the Company at any time, for any reason upon written notice as provided in section 10 of this agreement. Employee understands and agrees that the at will nature of Employee's employment relationship with Company cannot be changed or modified, except by a written agreement signed by the Chairman of the Board of Directors of Company.

          2. Duties of Employee. Employee shall report to the President and Chief Executive Officer and shall have overall responsibility for the management, direction, and operations of the Genomics functions of the company. Employee shall perform such other duties and have such other responsibilities as may be assigned to Employee from time to time by the Chief Executive Officer of the Company.

          3.   Loyalty/Covenant not to Compete


          3.1 Loyalty. As long as Employee is employed by the Company, Employee shall devote full time and efforts to the Company and shall not, without the Company's prior expressed written consent, engage directly or indirectly in any employment, consulting or business activity other than for the Company. While employed by the Company, Employee will not engage in other employment without the Company's consent, or engage in any activities determined by the Company to be detrimental to the interests of the Company. Employee will refer to the Company, all corporate opportunities Employee learns of as a result of service of an employee of the Company.

          3.2 Agreement not to Participate in Company's Competitors. During the Term of this Agreement, and during any period during which Employee is receiving compensation or any other consideration from the Company, including severance pay pursuant to Section 10(d) herein, the Employee agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Employee to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by the Employee, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

          4.   Compensation and Benefits.

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     (a)  Employee's compensation as Chief Medical Officer shall have the following components: (i) base salary at the rate of $220,000 per year, less standard deductions and withholdings, payable in accordance with the Company's standard payroll policy, and (ii) During each full year that Employee is employed by Company under this Agreement, Company shall provide Employee a bonus of $10,000, less standard deductions and withholdings, in addition to Employee's base salary. Company shall provide Employee an annual performance bonus as outlined by the Compensation Committee and approved by the Board of Directors, less standard deductions and withholdings, in addition to Employee's base salary.

     (b) The Company has granted to Employee stock options to purchase up to 336,000 shares of the common stock of the Company (140,937 incentive stock options, 195,063 non-qualified stock options), $0.001 par value per share. The exercise price for the stock options granted to Employee shall be at least equal to the fair market value, as determined by the Board of Director, of the common stock of the Company on the date of grant of such option. The stock options shall be vested as described in the individual grant option agreement. Provided, however, that in the event all, or substantially all, of the assets of Sequenom, or a majority of the corporate shares of Sequenom, are acquired by another business or by an individual, then all remaining unexercised stock options previously granted to Employee shall become 100% vested as of the effective date of the acquisition.

     (c) Employee shall be entitled to participate in such employee benefit plans and to receive such other fringe benefits as are customarily afforded Company employees. Employee understands that, except when prohibited by applicable law, the Company's employee benefit plans and fringe benefits may be amended, enlarged, diminished or terminated by the Company from time to time, in its sole discretion.

     (d) Upon submission of itemized expense statements in the manner specified by Company, the Company will pay Employee's reasonable travel and other reasonable business expenses incurred by Employee in the furtherance of and in connection with Employee's employment hereunder.

          5.   Employee's Performance.


          (a) Employee shall use best efforts to perform assigned duties diligently, loyally, conscientiously, and with reasonable skill, and shall comply with all rules, procedures and standards promulgated from time to time by the Company. Among such rules, procedures and standards are those governing ethical and other professional standards for dealing with customers, government agencies, vendors, competitors, consultants, fellow employees, and the public-at-large; security provisions designed to protect Company property and the personal security of Company employees; rules respecting attendance, punctuality, and hours of work; and, rules and procedures designed to protect the confidentiality of the Company's proprietary/trade secret information. The Company agrees to make reasonable efforts to inform Employee of such rules, standards and procedures as are in effect from time to time.

          (b) The employment relationship between the Parties shall be governed by the policies and practices established by the Company and its Board of Directors. The Employee will acknowledge in writing that he has read the Company's Employee Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

          (c) Employee hereby represents and warrants (i) that Employee has the full right to enter into this Agreement and perform the services required of hereunder, without any

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restriction whatsoever, (ii) that in the course of performing services hereunder, Employee will not violate the terms or conditions of any agreement between Employee and any third party or infringe or wrongfully appropriate any patents, copyrights, confidential information, trade secrets or other intellectual property rights of any person or entity anywhere in the world.,
(iii) that listed on Exhibit A to this Agreement are the names of all third parties with whom Employee has entered into employment or employment confidentiality agreements, and (iv) Employee shall provide a copy of each such agreement referenced herein to Company. It is the understanding of both the Company and the Employee that the Employee shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Employee's former employers, nor shall the Company and/or its affiliates seek to elicit from the Employee any such information. Consistent with the foregoing, the Employee shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

          6. Company's Management Rights. The Company retains its full management prerogatives and discretion to manage and direct its business affairs, including the adoption, amendment or modification of research, development, production or marketing decisions as it sees fit, notwithstanding any individual interest in, or expectation, Employee may have regarding a particular business program or product.

          7. Nondisclosure of Confidential, Proprietary or Trade Secret Information. The Employee agrees to execute and abide by the Proprietary Information & Inventions Agreement (the "Proprietary Information and Inventions Agreement") attached hereto as Exhibit B as a condition of employment. The termination of employment shall not release the Employee from Employee's obligations under the Employee's Proprietary Information & Inventions Agreement or as established by applicable laws or Company policies.

          8. No Solicitation of Customers or Employees. Employee acknowledges that the Company has invested substantial time, effort and expense in compiling its confidential, proprietary and trade secret information and in assembling its present staff of personnel. In order to protect the business value of the Company's confidential, proprietary and trade secret information, during Employee's employment with the Company and for one year immediately following the termination of that employment with the Company:

          (a) Employee agrees that information regarding all customers and all prospective customers of the Company, of which Employee learns during Employee's employment with the Company, is Proprietary Information of the Company as defined in the Proprietary Information & Inventions Agreement.

          (b) Employee agrees not to, either directly or indirectly, solicit business, as to products or services competitive with those of the Company, from any of the Company's customers or prospective customers with whom Employee had contact during employment with the Company.

          (c) Employee agrees not to, directly or indirectly, induce or solicit any of the Company's employees to leave their employment with the Company.

          9. Return of Property. Upon the termination of Employee's employment with the Company, or at any other time upon request of the Company, Employee shall promptly return any and all customer or prospective customer lists, other customer or prospective customer information or related materials, formulas, computer data and programs, specifications, drawings, blueprints, data storage devices, reproductions, sketches, notes, memoranda, reports, records, proposals, business plans, or copies of them, other documents, materials, tools, equipment, and all other property belonging to the Company or its customers which Employee then possesses. Employee further agrees, that upon termination of employment, Employee shall not take any documents or data of any description containing or pertaining to the Company's Proprietary Information or Inventions, as those terms are defined in the Proprietary Information & Inventions Agreement. Upon leaving the Company's employment, Employee agrees to sign a Termination Certificate confirming that Employee has complied with the requirements of this Section of the Agreement and that Employee is aware that certain restrictions imposed by this Agreement continue after termination of Employee's employment. Employee further understands, however, that Employee's continuing obligations under the Proprietary Information & Inventions Agreement will continue even if Employee does not sign a Termination Certificate.

          10. Termination. Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

          (a)  The death or legal incapacity of Employee.

          (b) Written notice of termination from the Company to Employee as a result of Employee's incapacity or inability to further perform services as contemplated herein for a period aggregating 90 days or more within any six-month period, because Employee's physical or mental health has become so impaired as to make it impossible or impractical for Employee to perform the duties and responsibilities contemplated hereunder.

          (c) Written termination notice from the Company to Employee of Employee's employment termination by the Company for Cause (as hereafter defined). The Company shall have "Cause" for termination of Employee's employment if any of the following occur:

          i. Employee is convicted of, or pleaded guilty or nolo contendere to, any felony, or any lesser crime or offense having as its predicate element fraud or dishonesty;

          ii. Employee misappropriates, steals or converts any of the property of the Company;

          iii. Employee knowingly and willfully perpetrates any act or omission which submits the Company to criminal liability, or knowingly and willfully causes the Company to commit a material violation of local, state or federal laws, rules or regulations;

          iv. Employee breaches any provision of this Agreement of the Proprietary Information & Inventions Agreement;

          v. Employee breaches any provision of any other agreement between Employee and the Company and such breach has a material adverse effect on the Company or any of its direct or indirect subsidiaries; or

          vi. Employee fails or refuses to perform assigned duties and such failure or refusal continues for a period of 10 days following written notice from the Company.

          vii. Employee's violation of any material Company policy, including, but not limited to, the Insider Trading Policy.

          (d) Written notice from the Company to Employee that Employee's employment is being terminated without Cause; or

          (e) Employee's written notice of resignation to the Company. Employee agrees to provide Company with four weeks notice of Employees' intent to resign and Employee's resignation shall not become effective until the end of that four week notice period unless Employee and Company mutually agree otherwise.

          11. Payment After Termination. Following termination of Employee's employment, all payments and benefits provided to Employee under this Agreement shall cease as of the date of such termination, except that in the event Employee's employment is terminated by the Company pursuant to Section 10(d), then for the "Severance Pay Period" (as hereafter defined) upon the Employee's delivery to the Company of a Release and Waiver of claims in the form attached hereto as Exhibit C: (i) the Company shall pay Employee severance pay in the form of continuation of Employee's base salary, less standard deductions and withholdings, such payments to be made at the same time as Employee's salary otherwise would have been payable, and (ii) the Employee elects continued coverage under COBRA, the Company will reimburse Employee for the same portion of Employee's health insurance premiums for Employee and Employee's family, to the same extent the Company paid those premiums during Employee's employment. The term "Severance Pay Period" shall mean the period commencing on the effective date of the termination of Employee's employment under Section 10 and ending on the earlier to occur of: i) Employee's commencement of employment for a competing employer, or ii) six months subsequent to the date of Employee's termination. During the "Severance Pay Period," Employee will be available to consult with the Company without the payment of additional compensation by the Company as provided in Section 12 herein, and Employee will promptly notify the Company if Employee commences employment with another employer.

          12. Consulting. In exchange for the promises and covenants set forth herein, Employee and the Company agree that during the Severance Pay Period, Employee shall serve as an independent contractor consultant, subject to the terms herein.

          (a) Consulting Services. During the Severance Pay Period, Employee shall be available for up to ten (10) hours per month to consult with the Company in the areas of Employee's expertise, as requested by the Company's CEO or CFO. Employee's consulting services shall be performed via telephone, computer communications, or facsimile unless Employee is specifically requested, with reasonable advance notice, to come to Company premises; and Employee will not have an office on Company premises during the Consulting Period.

          (b) No Agency or Employment Relationship. During the Severance Pay Period, Employee will not be considered an agent or an employee of the Company; Employee will not have authority to make any representation, contract, or commitment on behalf of the Company and Employee agrees not to do so; and Employee will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

          (c) Other Work Activities. During the Severance Pay Period, Employee may engage in employment, consulting or other work relationships in addition to Employee's work for the Company, provided that Employee complies with Section 3.2 herein. The Company agrees to make reasonable arrangements to enable Employee to perform Employee's consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Employee may engage.

          (d) Consulting Information. Employee agrees to not to use or disclose any confidential or proprietary information of the Company which Employee obtains or develops in the course of performing Employee's consulting services for the Company, without prior written authorization from a duly authorized representative of the Company.

          13. Termination of Company's Obligation. Notwithstanding any provisions in this Agreement to the contrary, including any provisions contained in Section 11 or Section 12, the Company's obligations, and the Employee's rights, pursuant to Section 11 and Section 12 shall cease and be rendered a nullity immediately should the Employee violate the provisions of Sections 3.2, 7, 8 and/or 9 herein and/or the Proprietary Information and Inventions Agreement.

          14. Arbitration. The Company and Employee agree that any controversy or claim arising out of or relating to this Agreement or the Company's employment of Employee (including, but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the California Constitution or any other federal, state or local statutes or common law) or any dispute arising out of the interpretation or application of this Agreement, which the Company and Employee are unable to resolve, shall be finally resolved and settled exclusively by arbitration in San Diego, California by a single arbitrator who is mutually selected by the Company and Employee. If the Company and Employee cannot agree upon an arbitrator, then each party shall choose its own independent representative and those independent representatives shall in turn choose the single arbitrator within thirty days of the date of the selection of the first independent representative.

          15.  Miscellaneous.

          (a) Entire Agreement. This Agreement, including Exhibits A, B, C and D hereto, represents the Company's and Employee's entire understanding with respect to the subject matter contained in this Agreement and supersedes all previous understandings, written or oral between the Company and Employee concerning the subject matters of this Agreement.. This Agreement may be amended or modified only with the signed written consent of both the Company and Employee. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

          (b) Survival of Certain Sections. Sections 3.2, 7, 8, 9, 11, 12, 13, 14, 15 of this Agreement and the Proprietary Information & Inventions Agreement shall remain in effect after the termination of Employee's employment by the Company, regardless of the reason the employment relationship ends.

          (c) Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

          (d) Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

          (e) Injunctive Relief. Employee recognizes that money damages alone would not adequately compensate the Company in event of any breach by Employee of Sections 3, 7, 8 and/or the Proprietary Information & Inventions Agreement. Therefore, Employee agrees that, in addition to all other remedies available to the Company at law, in equity, or otherwise, the Company shall be entitled to injunctive relief to restrain any breach of said Sections and to enforce the provisions hereof, without showing or proving any actual damage to the Company or posting any bond.

          (f) Non-Waiver. No failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof, and no delay or omission by the Company in exercising any right under this Agreement, will operate as a waiver of such terms, covenants, conditions or rights. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

          (g) Governing Law/Venue. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California. The parties agree that the venue for any dispute under this Agreement will be San Diego California, whether in a court of law or before an arbitrator, as provided herein. The Company and Employee severally recognize and consent to the jurisdiction over each of them by the courts of the state of California.

          (h) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (1) by personal delivery when delivered personally; (2) by overnight courier upon written verification of receipt; (3) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (4) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to the Employee shall be sent to the last known address in the Company's records or such other address as the Employee may specify in writing. Notices to the Company shall be sent to the Company's Chief Executive Officer to such other Company representative as the Company may specify in writing.

          (i) Advertising waiver. The Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which the Employee's name and/or pictures of the Employee taken in the course of the Employee's provision of services to the Company and/or its affiliates, appear. The Employee hereby waives and releases any claim or right the Employee may otherwise have arising out of such use, publication or distribution.

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BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE READ ALL THE
PROVISIONS OF THIS AGREEMENT AND THAT I AGREE TO ALL OF ITS TERMS.


                                   EMPLOYEE:

Date: Nov. 20, 2000                Andi Braun
      --------


                                   /s/ Andi Braun
                                   --------------
                                   Employee's Signature
                                   Address:
                                           ------------------------------


                                   --------------------------------------

Date: __________, 2000             SEQUENOM, INC.

                                   By: /s/ Helmut Schuhsler, Ph.D.
                                       ----------------------------------

                                   Title:  Chairman, Board of Directors
                                           ------------------------------

                                   SEQUENOM, INC.

                                   By: /s/ John E. Lucas
                                       ----------------------------------

                                   Title: Member, Board of Directors
                                          -------------------------------

                                       8
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                                   EXHIBIT A

                 Prior Employment or Confidentiality Agreements


LIST OF THE NAMES OF ALL THIRD PARTIES WITH WHOM EMPLOYEE HAS ENTERED INTO EMPLOYMENT OR EMPLOYMENT CONFIDENTIALITY AGREEMENTS, EMPLOYEE PRIOR TO BEGINNING EMPLOYMENT WITH COMPANY.


A. The following lists all are the names of all third parties with whom Employee has entered into employment or employment confidentiality agreements.

          X    No prior agreements have been signed



   0 Additional sheets attached
  ---



DATED:    11-20-00
      ------------------------


EMPLOYEE:    /s/ A. Braun
         ---------------------

                                       9
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                                   Exhibit B

                                Sequenom, Inc.

                       EMPLOYEE PROPRIETARY INFORMATION

                           AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by Sequenom, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   Nondisclosure

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, products, methods, improvements, or parts thereof (including without limitation all inventions, discoveries, and innovations with regard to physics, chemistry, enzymology, biology, medicine, biotechnology, genetic engineering or recombinant DNA), tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work and clinical data (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may

                                      2.

reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.  General Provisions.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts

                                      3.

located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

    This Agreement shall be effective as of the first day of my employment with the Company, namely: October 15, 1995.

    I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B to this Agreement.


Dated:    11-20-00
          --------

/s/ Andi Braun
- -------------------------------
(Signature)

Andreas Braun
- -------------------------------
(Printed Name)

Accepted and Agreed To:

Sequenom, Inc.

By:____________________________

Title:_________________________

_______________________________
(Address)

_______________________________

Dated:
_______________________________

                                      4.

                                   Exhibit A

                         LIMITED EXCLUSION NOTIFICATION

     This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

          1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

          2.   Result from any work performed by you for the Company.

          To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

          This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

          I acknowledge receipt of a copy of this notification.

                                       By: /s/ Andi Braun
                                           ------------------------------------
                                            (Andi Braun)

                                       Date:  11-20-00
                                              ---------------------------------
Witnessed by:


__________________________________
(Printed Name of Representative)

                                      5.

                                   Exhibit B

TO:      Sequenom, Inc.

FROM:    Andi Braun

DATE:    August 1, 2000

SUBJECT: Previous Inventions

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Sequenom, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:


     [X]  No inventions or improvements.

     [_]  See below:


          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

[_]  Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement      Party(ies)        Relationship

1.   __________________________    _____________     _______________________

2.   __________________________    _____________     _______________________

3.   __________________________    _____________     _______________________

[_]  Additional sheets attached.

                                      6.

                                   Exhibit C

                          RELEASE AND WAIVER OF CLAIMS

     In consideration of the payments and other benefits set forth in Section 11 of the Employment Agreement dated August 1, 2000, to which this form is attached, I, Andi Braun, hereby furnish Sequenom, inc. (the "Company"), with the following release and waiver ("Release and Waiver").

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

     I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date:     11-20-00                       By:   /s/ Andi Braun
       ---------------------------           ---------------------------
                                             Andi Braun

                                      7.

                                   Exhibit D
                             Compensation Proposal

Salary and Option increases
(000's)                                                                                                         Total
                                    Current     Proposed           %                 Current   Additional    Proposed            %
                                    Salary      Salary      Increase                 Options      Options     Options    Ownership
CSO         Charles Cantor          $   240     $    260        8.3%                     396           20         416        1.59%
CFO         Steve Zaniboni          $   230     $    250        8.7%                     296           50         346        1.33%
CMO         Andi Braun              $   190     $    220       15.8%                     286           50         336        1.29%
COO         Del Foit                $   205     $    220        7.3%                     127           20         147        0.56%

                                    Plus agreed to retirement funding.                   Fully diluted shares           26,100

Cash bonus for mid year 2000 for year to date performance

            Charles Cantor          $25,000
            Steve Zaniboni          $25,000
            Andi Braun              $50,000

Option Vesting

Milestone & std. 4 yr. vesting
Maximum share amount may decrease according to the index.


            Goals to be achieved:

            1.  Meet year 2000 revenue goal.

            2. Enter into a significant collaboration with a leading genomic and a leading pharmaceutical/life science company.

            3.  Complete a significant financing/equity event.

                                   Exhibit D
                             Compensation Proposal

                    1/3 of the total shares vest upon achievement of each of the above goals or under standard terms.

     Index:         Shareholder value
                    Establish Evolution Index of SEQUENOM total market cap relative to comparable/competing companies.

                    Index: Selected companies as determined by the Compensation Committee. Calculation of Index Performance: IP = [(sum of average share prices of Index companies in June 2001) minus (sum of average share prices of Index companies in June
                    2000)] divided by [(sum of average share prices of Index companies in June 2000)]; Calculation of SEQUENOM
                    Performance: SP = [(market cap based on average share price in June 2001) minus (market cap based on average share price in June 2000)] divided by [(market cap based on average share price in June 2000)]. Evolution Index: EI = [1 + SP] divided by [1 + IP]

                    EI not to exceed the value 1.

                    Total number of options = (sum of number of options as per achieved goals in 1.) x EI.

Cash bonus for mid year 2001 tied to the stock price

            The maximum bonus payment will be calculated as percentage of base salary. The actual payout will be based on a sliding scale adjusted stock price range as determined by the Compensation Committee. Individuals included:

               Charles Cantor
               Steve Zaniboni
               Andi Braun
               Del Foit

                                 SEQUENOM, INC.

                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------


Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Sequenom, Inc. (the "Corporation"):

          Optionee:  Andi Braun
          --------

          Grant Date:  July 31, 2000
          ----------

          Vesting Commencement Date:  July 31, 2000
          -------------------------

          Exercise Price:  $28.31 per share
          --------------

          Number of Option Shares:  50,000 shares
          -----------------------

          Expiration Date:  July 31, 2010
          ---------------

          Type of Option:   ______ Incentive Stock Option
          ---------------
                              X    Non-Statutory Stock Option
                            ------

          Vesting Schedule:  The Option Shares shall become exercisable as
          ----------------
          follows: In a series of forty-eight (48) successive equal monthly installments upon Optionee's completion of each additional month of Service over the forty-eight (48) month period measured from the Vesting Commencement Date or, if earlier upon completion of milestones. Upon completion of the milestones, vesting of shares will occur as follows: (1) 16,666 shares will become exercisable if Sequenom meets year 2000 revenue goal. (2) 16,667 shares will become exercisable if Sequenom enters into a significant collaboration with a leading genomic and a leading pharmaceutical/life science company. (3) 16,667 shares will become exercisable if Sequenom completes a significant financing/equity event. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

          Above vesting is subject to the Evolution Index of Sequenom's total market cap relative to comparable/competing companies. The index is made up of selected companies as determined by the Compensation Committee. The calculation of the Index Performance (IP) is as follows: IP = [(sum of average share prices of Index companies in June 2001)] divided by [(sum of average share prices of Index companies in June 2000)]. The calculation of Sequenom Performance
          (SP) is: SP = [(market cap based on average share price in June 2001) minus (market cap based on average share price in June 2000)] divided by [(market cap based on average share price in June 2000)]. The Evolution Index equals [1 + SP] divided by [1 + IP]. EI is not to exceed the value 1.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Sequenom, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement as can be viewed on Sequenom's intranet site, or a hard copy may be requested. Optionee hereby acknowledges access to a copy of the official prospectus for the Plan in the form available on Sequenom's intranet site. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          Employment at Will.  Nothing in this Notice or in the attached Stock
          ------------------
          Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
          meaning assigned to them in this Notice or in the attached Stock Option Agreement.



DATED: July 31, 2000

                                 SEQUENOM, INC.

                                 By:       /s/ Steve Zaniboni
                                      --------------------------------------

                                 Title:  Chief Financial Officer



                                           /s/ Andi Braun
                                 -------------------------------------------
                                 Andi Braun, OPTIONEE

                                 Address:
                                           --------------------------------


                                 ------------------------------------------